EXHIBIT 99.3

CONSENT OF INDEPENDENT VALUATION EXPERT
We hereby consent to: (1) the reference to our name and description of our role in the valuation process of the real estate properties of Steadfast Apartment REIT, Inc. (the “Company”) being included or incorporated by reference in the Company’s Registration Statement (Post-Effective Amendment No. 12 to Form S-11 on Form S-3 No. 333-191049) and the related prospectus, included therein, by being filed by the Company on Form 8-K, to be filed on the date hereof (the “Form 8-K”) and (2) the inclusion in the Form 8-K that the total estimated value of the Company’s real estate properties of $3,445,935,000 represents the sum of the appraised values of each of the Company’s wholly-owned stabilized real estate properties contained in the individual property appraisal reports as of December 31, 2019 prepared by our affiliate and provided by us to the Company on April 17, 2020 and includes two assets acquired by the Company after December 31, 2019 which are included in this figure at their acquisition price.

April 17, 2020	CBRE Capital Advisors, Inc.

	By:	/s/ Alexander Virtue
	Name:	Alexander Virtue
	Title:	Senior Managing Director